Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

BuyEfficient, LLC
EP Holdings, LLC
Pension Holding Corporation
Pico Ventures, LLC
Rochester Bevflow, Inc.
Rochester RIBM Lessee, Inc.
RTS Lessee, Inc.
SHP DT Bevflow, Inc.
SHP Lessee Corp
SHP Lessee Corp II
SHP Lessee Corp III
Sun BB, LLC
Sun CHP I, Inc.
Sun Manhattan, LLC
Sun Napa Merlot Lessee, Inc.
Sun SHP II, LLC
Sunstone 42nd Street Lessee, Inc.
Sunstone 42nd Street, LLC
Sunstone Atlantic Lender, LLC
Sunstone Big Beaver Lessee, Inc.
Sunstone Big Beaver, LLC
Sunstone Broadhollow Lessee, Inc.
Sunstone Broadhollow, LLC
Sunstone Broadway Lender, LLC
Sunstone Broadway, LLC
Sunstone Canal, LLC
Sunstone Canal Lessee, Inc.
Sunstone Center Court Lessee, Inc.
Sunstone Center Court, LLC
Sunstone Century Lessee, Inc.
Sunstone Century, LLC
Sunstone Cowboy GP, LLC
Sunstone Cowboy Lessee GP, LLC
Sunstone Cowboy Lessee, LP
Sunstone Cowboy, LP
Sunstone Downtown Lessee, Inc.
Sunstone Downtown, LLC
Sunstone Durante Lessee, Inc.
Sunstone Durante, LLC
Sunstone East Pratt GP, LLC
Sunstone East Pratt Lessee, Inc.
Sunstone East Pratt, LP
Sunstone El Camino Lessee, Inc.
Sunstone El Camino, LLC
Sunstone Hartsfield Lessee, Inc.
Sunstone Hartsfield, LLC
Sunstone Hazelwood, LLC

Sunstone Holdco 3, LLC
Sunstone Holdco 4, LLC
Sunstone Holdco 5, LLC
Sunstone Holdco 6, LLC
Sunstone Holdco 7, LLC
Sunstone Holdco 8, LLC
Sunstone Holdco 9, LLC
Sunstone Holdco I, LLC
Sunstone Holt Lessee, Inc.
Sunstone Holt, LLC
Sunstone Hotel Acquisitions, LLC
Sunstone Hotel Investors, Inc.
Sunstone Hotel Partnership, LLC
Sunstone Hotel TRS Lessee, Inc.
Sunstone Hotels Rochester, LLC Sunstone Hotels, LLC
Sunstone Jamboree Lessee, Inc.
Sunstone Jamboree, LLC
Sunstone K9 Lessee, Inc.
Sunstone K9, LLC
Sunstone Kahler Lessee, Inc.
Sunstone Kahler, LLC
Sunstone Kettner Lessee, Inc.
Sunstone Kettner, LLC
Sunstone KIS Lessee, Inc.
Sunstone KIS, LLC
Sunstone LA Airport Lessee, Inc.
Sunstone LA Airport, LLC
Sunstone LaSalle Lessee, Inc.
Sunstone LaSalle, LLC
Sunstone Leesburg Lessee, Inc.
Sunstone Leesburg, LLC
Sunstone Longhorn GP, LLC
Sunstone Longhorn Holdco, LLC
Sunstone Longhorn Lessee GP, LLC
Sunstone Longhorn Lessee, LP
Sunstone Longhorn, LP
Sunstone MacArthur Lessee, Inc.
Sunstone MacArthur, LLC
Sunstone Napa, LLC
Sunstone North State Lessee, Inc.
Sunstone North State, LLC
Sunstone Ocean Lessee, Inc.
Sunstone Ocean, LLC
Sunstone OP Properties, LLC
Sunstone Outparcel, LLC
Sunstone Philly GP, LLC
Sunstone Philly Lessee, Inc.

Sunstone Philly, LP
Sunstone Pledgeco, LLC
Sunstone Quincy Lessee, Inc.
Sunstone Quincy, LLC
Sunstone Red Oak Lessee, Inc.
Sunstone Red Oak, LLC
Sunstone RIP, LLC
Sunstone RP Collins Lessee, Inc.
Sunstone RP Collins, LLC
Sunstone Sea Harbor Holdco, LLC
Sunstone Sea Harbor Lessee, Inc.
Sunstone Sea Harbor, LLC
Sunstone SH Hotels, LLC
Sunstone Sidewinder Lessee, Inc
Sunstone Sidewinder, LLC
Sunstone Skyway Lessee, Inc.
Sunstone Skyway, LLC
Sunstone Top Gun Lessee, Inc.
Sunstone Top Gun, LLC
Sunstone Valley River Lessee, Inc.
Sunstone Valley River, LLC
Sunstone Westwood, LLC
Sunstone Wharf Lessee, Inc.
Sunstone Wharf, LLC
Sunstone Windy Hills Lessee, Inc.
Sunstone Windy Hill, LLC
Sunstone/WB Manhattan Beach Lessee, Inc.
SWW No. 1, LLC
Times Square Hotel Intermediate Mezz I, LLC
Times Square Hotel Intermediate Mezz II, LLC
Times Square Hotel Limited Partnership
Times Square Hotel Operating Lessee, LLC
Times Square Hotel Owner, LLC
Times Square Hotel Realty Corporation
Times Square Hotel Senior Mezz, LLC
Times Square Hotel Sub, LLC
Times Square Hotel Sunstone Mezz, LLC
Times Square Suites Equities Limited
TTS Facilities, LLC
WB Sunstone-Lake Oswego, LLC
WB Sunstone-Portland, Inc.
WB Sunstone-Portland, LLC
WHP Bevflow, LLC
WHP Hotel Owner 2A, LLC
WHP PPE Owner-1, LLC
WHP Texas Beverage 1, Inc.
WHP Texas Beverage 2, Inc.